Exhibit 5

September 15, 2011

Uni-Pixel, Inc.
8708 Technology Forest Place
Suite 100
The Woodlands, Texas 77387

Gentlemen:

We have acted as counsel for Uni-Pixel, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the offering by the Company of 1,300,000 shares of the common stock of the Company, $.001 par value per share (the “Common Stock”), pursuant to the terms of the Uni-Pixel, Inc. 2011 Stock Incentive Plan (the “Plan”).

We have examined instruments, documents, and records which we deemed relevant and necessary for the basis of our opinion hereinafter expressed.  In such examination, we have assumed the following:  (a) the authenticity of original documents and the genuineness of all signatures; (b) the conformity to the originals of all documents submitted to us as copies; and (c) the truth, accuracy, and completeness of the information, representations, and warranties contained in the records, documents, instruments, and certificates we have reviewed.

Based upon the foregoing, we are of the opinion that the shares of Common Stock to be issued by the Company pursuant to the Plan after the filing of this Registration Statement, are validly authorized shares of Common Stock and, when issued in accordance with the terms described in the Plan and pursuant to the agreements that accompany the Plan, will be legally issued, fully paid, and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name wherever it appears in the Registration Statement.  In giving such consent, we do not consider that we are “experts” within the meaning of such term as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

RICHARDSON & PATEL, L.L.P.

/s/ Richardson & Patel LLP